Exhibit 99.1

Clearfield Reports Fiscal Second Quarter 2023 Results

  Revenue for the Second Quarter of Fiscal 2023 Grew 34% Year-over-Year to $71.8 Million.

  Net Income for the Second Quarter of Fiscal 2023 Increased 12% Year-over-Year to $10.4 Million, or $0.67 per Diluted Share.

MINNEAPOLIS, May 04, 2023 (GLOBE NEWSWIRE) -- Clearfield, Inc. (NASDAQ: CLFD), a leader in fiber connectivity, reported results for the second quarter of fiscal 2023.

(in millions except per share data and percentages)	Q2 2023	vs. Q2 2022	Change	Change (%)
Net Sales	$71.8	$53.5	$18.3	34%

Gross Profit ($)	$23.6	$23.2	$0.4	2%
Gross Profit (%)	32.8%	43.3%	-10.5%	-24%

Income from Operations	$12.1	$11.9	$0.1	1%
Income Tax Expense	$3.0	$2.8	$0.2	6%

Net Income	$10.4	$9.2	$1.1	12%
Net Income per Diluted Share	$0.67	$0.66	$0.01	2%

Fiscal Q2 YTD 2023 Financial Summary
(in millions except per share data and percentages)	2023 YTD	vs. 2022 YTD	Change	Change (%)
Net Sales	$157.8	$104.6	$53.1	51%

Gross Profit ($)	$54.2	$46.1	$8.1	18%
Gross Profit (%)	34.4%	44.1%	-9.7%	-22%

Income from Operations	$29.9	$25.0	$5.0	20%
Income Tax Expense	$6.7	$5.6	$1.1	19%

Net Income	$24.6	$19.6	$5.0	25%
Net Income per Diluted Share	$1.67	$1.41	$0.26	18%

Management Commentary
“Our second quarter fiscal 2023 results came in relatively in line with our expectations,” said Company President and CEO Cheri Beranek. “However, following our first quarter report, what we originally thought was a transition to a more normalized, seasonally driven ordering and deployment pattern by some of our customers has developed into a much more significant lull in demand as inventory is digested. Specifically, we have experienced order pushouts by several Large Regional Service Providers and some Multiple System Operators (MSOs or Cable TV providers) who had accumulated an excess inventory position during the pandemic period. In light of this inventory digestion, we expect revenue to be lower than we previously anticipated. However, we remain confident that long-term demand remains strong and that we are well-positioned to benefit from the significant rural broadband build that is still in front of us. While we are rightsizing capacity levels to meet current demand, we are maintaining the infrastructure and processes for long-term growth and continue to design products to address our customers’ biggest pain points and reduce the amount of skilled labor required to install.”

“Our balance sheet remains strong with total cash, short-term and long-term investments of $166 million," said CFO Dan Herzog. “Moreover, due to the strong operating leverage inherent in our model, operating expenses as a percentage of net sales in the second quarter declined to 16% from 21% in the same year-ago period. In addition, to provide more transparency around the customer groups that have affected our performance, we have broken out the revenue contribution from our Large Regional Service Providers, which were previously included in the Community Broadband and National Carrier segment. We believe this new customer segmentation will allow investors to better understand the near-term industry dynamics.”

Financial Results for the Three Months Ended March 31, 2023
Net sales for the second quarter of fiscal 2023 increased 34% to $71.8 million from $53.5 million in the same year-ago quarter. Organic revenue grew to $60.4 million, representing an increase of 13%, while Nestor Cables generated $11.4 million in revenue.

As of March 31, 2023, order backlog (defined as purchase orders received but not yet fulfilled) was $107.6 million, a decrease of $28.7 million, or 21% compared to $136.3 million as of December 31, 2022, and a decrease of $27.9 million, or 21%, from March 31, 2022. The sequential decrease was due to the Company’s ability to fulfill customer orders more quickly and a return to pre-pandemic ordering patterns.

Gross margin for the quarter was 32.8%, compared to 43.3% in the second quarter of fiscal 2023. Gross margin was negatively affected by the buildup in capacity that was not utilized. The Company is currently realigning capacity to the current market condition.

Operating expenses for the quarter increased 2% to $11.5 million, or 16% of net sales, from $11.2 million, or 21% of net sales in the same year-ago quarter.

Net income for the quarter totaled $10.4 million, or $0.67 per diluted share, compared to $9.2 million, or $0.66 per diluted share, in the same year-ago quarter.

Outlook
Due to customer order trends and an anticipated normalization of inventory carrying practices at customer sites, the Company is updating its fiscal 2023 guidance. Clearfield now expects its full year fiscal 2023 net sales guidance to be within a range of $260 to $275 million, down approximately $120 million from the previous guidance at the mid-point, and net income per share guidance to be $1.80 to $2.10, down $2.45 per share from the previous guidance at the mid-point, respectively. The updated net sales guidance at the midpoint is consistent with fiscal 2022 and the updated net income guidance represents a 45% decrease at the midpoint compared to fiscal 2022.

Conference Call
Management will hold a conference call today, May 4, 2023, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time) to discuss these results and provide an update on business conditions.

Clearfield’s President and CEO Cheri Beranek and CFO Dan Herzog will host the presentation, followed by a question-and-answer period.

U.S. dial-in: 1-844-826-3033
International dial-in: 1-412-317-5185
Conference ID: 8040539

The live webcast of the call can be accessed at the Clearfield Investor Relations website along with the company's earnings press release and presentation.

Please see the Earnings Presentation for recharacterized customer segment revenue.

A replay of the call will be available after 8:00 p.m. Eastern Time on the same day through May 18, 2023, while an archived version of the webcast will be available on the Investor Relations website for 90 days.

U.S. replay dial-in: 1-844-512-2921
International replay dial-in: 1-412-317-6671
Replay ID: 10177264

About Clearfield, Inc.
Clearfield, Inc. (NASDAQ: CLFD) designs, manufactures, and distributes fiber optic management, protection, and delivery products for communications networks. Our “fiber to anywhere” platform serves the unique requirements of leading incumbent local exchange carriers (traditional carriers), competitive local exchange carriers (alternative carriers), and MSO/cable TV companies, while also catering to the broadband needs of the utility/municipality, enterprise, data center, and military markets. Headquartered in Minneapolis, MN, Clearfield deploys more than a million fiber ports each year. For more information, visit www.SeeClearfield.com.

Cautionary Statement Regarding Forward-Looking Information
Forward-looking statements contained herein and in any related presentation or in the related Earnings Presentation are made pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “outlook,” or “continue” or comparable terminology are intended to identify forward-looking statements. Such forward looking statements include, for example, statements about the Company’s future revenue and operating performance, anticipated shipping on backlog and future lead times, future availability of components and materials from the Company’s supply chain, future availability of labor impacting our customers’ network builds, the impact of the Rural Digital Opportunity Fund (RDOF) or other government programs on the demand for the Company’s products or timing of customer orders, the Company’s ability to add capacity to meet expected future demand, and trends in and growth of the FTTx markets, market segments or customer purchases and other statements that are not historical facts. These statements are based upon the Company's current expectations and judgments about future developments in the Company's business. Certain important factors could have a material impact on the Company's performance, including, without limitation: the COVID-19 pandemic has significantly impacted worldwide economic conditions and could have a material adverse effect on our business, financial condition and operating results; inflationary price pressures and uncertain availability of components, raw materials, labor and logistics used by us and our suppliers could negatively impact our profitability; we rely on single-source suppliers, which could cause delays, increase costs or prevent us from completing customer orders; we depend on the availability of sufficient supply of certain materials and global disruptions in the supply chain for these materials could prevent us from meeting customer demand for our products; we rely on our manufacturing operations to produce product to ship to customers and manufacturing constraints and disruptions could result in decreased future revenue; a significant percentage of our sales in the last three fiscal years have been made to a small number of customers, and the loss of these major customers could adversely affect us; further consolidation among our customers may result in the loss of some customers and may reduce sales during the pendency of business combinations and related integration activities; we may be subject to risks associated with acquisitions, and the risks could adversely affect future operating results; we have exposure to movements in foreign currency exchange rates; if we are unable to integrate acquired businesses, our financial results could be materially and adversely affected; adverse global economic conditions and geopolitical issues could have a negative effect on our business, and results of operations and financial condition; our planned growth may strain our business infrastructure, which could adversely affect our operations and financial condition; product defects or the failure of our products to meet specifications could cause us to lose customers and sales or to incur unexpected expenses; we are dependent on key personnel; cyber-security incidents on our information technology systems, including ransomware, data breaches or computer viruses, could disrupt our business operations, damage our reputation, and potentially lead to litigation; our business is dependent on interdependent management information systems; to compete effectively, we must continually improve existing products and introduce new products that achieve market acceptance; if the telecommunications market does not continue to expand, our business may not grow as fast as we expect, which could adversely impact our business, financial condition and operating results; changes in U.S. government funding programs may cause our customers and prospective customers to delay, reduce, or accelerate purchases, leading to unpredictable and irregular purchase cycles; intense competition in our industry may result in price reductions, lower gross profits and loss of market share; our success depends upon adequate protection of our patent and intellectual property rights; we face risks associated with expanding our sales outside of the United States; and other factors set forth in Part I, Item IA. Risk Factors of Clearfield's Annual Report on Form 10-K for the year ended September 30, 2022 as well as other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update these statements to reflect actual events unless required by law.

Investor Relations Contact:
Greg McNiff
The Blueshirt Group
773-485-7191
clearfield@blueshirtgroup.com

CLEARFIELD, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE DATA)
(Unaudited)			(Unaudited)
Three Months Ended			Six Months Ended
March 31,			March 31,
	2023	2022	2023	2022

Net sales	$71,809	$53,495	$157,751	$104,604

Cost of sales	48,246	30,331	103,539	58,468

Gross profit	23,563	23,164	54,212	46,136

Operating expenses
Selling, general and administrative	11,508	11,233	24,266	21,155
Income from operations	12,055	11,931	29,946	24,981

Net investment income	1,395	121	1,698	241
Interest expense	(112)	-	(356)	-
Income before income taxes	13,338	12,052	31,288	25,222

Income tax expense	2,974	2,816	6,669	5,596

Net income	$10,364	$9,236	$24,619	$19,626

Net income per share:
Basic	$0.67	$0.67	$1.68	$1.43
Diluted	$0.67	$0.66	$1.67	$1.41

Weighted average shares outstanding:
Basic	15,233,848	13,767,341	14,693,829	13,755,291
Diluted	15,260,769	13,902,836	14,766,938	13,900,180

CLEARFIELD, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)
	(Unaudited)
	March 31,	September 30,
	2023	2022
Assets
Current Assets
Cash and cash equivalents	$137,081	$16,650
Short-term investments	19,984	5,802
Accounts receivable, net	39,382	53,704
Inventories, net	100,838	82,208
Other current assets	3,655	1,758
Total current assets	300,940	160,122

Property, plant and equipment, net	21,088	18,229

Other Assets
Long-term investments	8,527	22,747
Goodwill	6,587	6,402
Intangible assets, net	6,459	6,376
Right-of-use lease assets	11,938	13,256
Deferred tax asset	957	1,414
Other	899	582
Total other assets	35,367	50,777
Total Assets	$357,395	$229,128

Liabilities and Shareholders' Equity
Current Liabilities
Current portion of lease liability	$3,533	$3,385
Accounts payable	16,676	24,118
Accrued compensation	6,316	13,619
Accrued expenses	5,050	6,181
Factoring liability	8,475	4,391
Total current liabilities	40,050	51,694

Other Liabilities
Long-term debt	2,181	18,666
Long-term portion of lease liability	8,943	10,412
Deferred tax liability	822	774
Total Liabilities	51,996	81,546

Shareholders' Equity
Common stock	153	138
Additional paid-in capital	186,058	54,539
Accumulated other comprehensive loss	(234)	(1,898)
Retained earnings	119,422	94,803
Total Shareholders' Equity	305,399	147,582
Total Liabilities and Shareholders' Equity	$357,395	$229,128

CLEARFIELD, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)
	(Unaudited)
	March 31,	September 30,
	2023	2022
Assets
Current Assets
Cash and cash equivalents	$137,081	$16,650
Short-term investments	19,984	5,802
Accounts receivable, net	39,382	53,704
Inventories, net	100,838	82,208
Other current assets	3,655	1,758
Total current assets	300,940	160,122

Property, plant and equipment, net	21,088	18,229

Other Assets
Long-term investments	8,527	22,747
Goodwill	6,587	6,402
Intangible assets, net	6,459	6,376
Right of use lease assets	11,938	13,256
Deferred tax asset	957	1,414
Other	899	582
Total other assets	35,367	50,777
Total Assets	$357,395	$229,128

Liabilities and Shareholders' Equity
Current Liabilities
Current portion of lease liability	$3,533	$3,385
Accounts payable	16,676	24,118
Accrued compensation	6,316	13,619
Accrued expenses	5,050	6,181
Factoring liability	8,475	4,391
Total current liabilities	40,050	51,694

Other Liabilities
Long-term debt	2,181	18,666
Long-term portion of lease liability	8,943	10,412
Deferred tax liability	822	774
Total Liabilities	51,996	81,546

Shareholders' Equity
Common stock	153	138
Additional paid-in capital	186,058	54,539
Accumulated other comprehensive loss	(234)	(1,898)
Retained earnings	119,422	94,803
Total Shareholders' Equity	305,399	147,582
Total Liabilities and Shareholders' Equity	$357,395	$229,128

Clearfield, Inc.
Consolidated Statement of Cashflows
(Unaudited)
	Six Months Ended	Six Months Ended
	March 31,	March 31,
	2023	2022
Cash flows from operating activities
Net income	$24,619	$19,626
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation and amortization	2,822	1,362
Amortization of discount on investments	(1,139)	(21)
Deferred income taxes	(35)	-
Stock-based compensation	1,444	1,010
Changes in operating assets and liabilities
Accounts receivable	16,353	(2,398)
Inventories, net	(17,243)	(33,394)
Other assets	(2,407)	(811)
Accounts payable and accrued expenses	(14,273)	3,344
Net cash provided by (used in) operating activities	10,141	(11,282)

Cash flows from investing activities:
Purchases of property, plant and equipment and intangible assets	(4,797)	(4,842)
Purchase of investments	(99,126)	(248)
Proceeds from sales and maturities of investments	100,743	17,386
Net cash (used in) provided by investing activities	(3,180)	12,296

Cash flows from financing activities:
Repayment of long-term debt	(16,700)	-
Proceeds from issuance of common stock under employee stock purchase plan	299	249
Repurchase of shares for payment of withholding taxes for vested restricted stock grants	(954)	(274)
Tax withholding and proceeds related to exercise of stock options	(471)	(282)
Issuance of stock under equity compensation plans	954	-
Net proceeds from issuance of common stock	130,262	-
Net cash provided by (used in) financing activities	113,390	(307)

Effect of exchange rates on cash	80	-
Increase in cash and cash equivalents	120,431	707
Cash and cash equivalents, beginning of period	16,650	13,216
Cash and cash equivalents, end of period	$137,081	$13,923

Supplemental disclosures for cash flow information
Cash paid for income taxes	$10,211	$6,934
Cash paid for interest	$266	$-

Non-cash financing activities
Cashless exercise of stock options	$510	$210